UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On December 11, 2006, the Compensation Committee of the Board of Directors of Citadel Broadcasting Corporation (“Citadel”) approved the payment to Farid Suleman, Citadel’s chief executive officer, of a “gross-up” for the tax differential between ordinary income and dividend income rates (“Additional Tax”) during the years ended December 31, 2006, 2007 and 2008, in respect of dividends, if any, Mr. Suleman receives in respect of any unvested portion of the 1,131,994 performance-vesting shares of restricted stock granted to Mr. Suleman as of March 16, 2006, which vest annually in two equal installments beginning on March 16, 2007, and the shares of Citadel common stock underlying his undistributed restricted stock units (collectively, “Undelivered Shares”). The amount of such payment for 2006 was set at $807,317, and for 2007 and 2008 will be calculated as the product of 0.3738 and the aggregate amount of any such dividends received in respect of the Undelivered Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: December 15, 2006	By:	/s/ Jacquelyn J. Orr
	Name:	Jacquelyn J. Orr
	Title:	Vice President and General Counsel